UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

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The Dixie Group, Inc.

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THE DIXIE GROUP, INC.
475 Reed Road
Dalton, Georgia 30720
(706) 876-5800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:
The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at the Corporate Office, 475 Reed Road, Dalton, Georgia, on May 4, 2022 at 8:00 a.m., Eastern Daylight Time, for the following purposes:

1.To elect seven individuals to the Board of Directors for a term of one year each;

2.To approve the Company's Omnibus Equity Incentive Plan;

3.    To cast an advisory vote on the Company’s Executive Compensation for its named executive officers (“Say-on-Pay”);

4.    To ratify appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2022; and

5.    Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on February 25, 2022, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

The Dixie Group, Inc.
Daniel K. Frierson
Chairman of the Board

Dalton, Georgia
Dated: March 30, 2022

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

Important Notice

Regarding Internet

Availability of Proxy Materials

for the

Annual Meeting of Shareholders

to be held on

May 4, 2022

The proxy statement and annual report to shareholders are available under "Annual Report and Proxy Materials" at www.dixiegroup.com/Investor.

THE DIXIE GROUP, INC.
475 Reed Road
Dalton, Georgia 30720
Phone (706) 876-5800

ANNUAL MEETING OF SHAREHOLDERS
May 4, 2022

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy will be mailed on or about March 30, 2022, to shareholders of record of the Company’s Common Stock and Class B Common Stock as of the close of business on February 25, 2022.

At the Annual Meeting, holders of the Company’s Common Stock, $3.00 par value per share (“Common Stock”), and Class B Common Stock, $3.00 par value per share (“Class B Common Stock”), will be asked to: (i) elect seven (7) individuals to the Board of Directors for a term of one year each, (ii) approve the adoption of the Company's Omnibus Equity Incentive Plan; (iii) cast an advisory vote on the Company’s executive compensation for its named executive officers; (iv) ratify the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2022, and (v) transact any other business that may properly come before the meeting.

The Board of Directors recommends that the Company’s shareholders vote (i) FOR electing the seven (7) nominees for director; (ii) FOR approval of the Company's Omnibus Equity Incentive Plan; (iii) FOR approving the Company’s executive compensation of its named executive officers; and (iv) FOR ratifying the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2022.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

The Board has fixed the close of business on February 25, 2022, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. In accordance with the Company’s Charter, each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of February 25, 2022, 14,792,647 shares of Common Stock, representing 14,792,647 votes, were held of record by approximately 4,445 shareholders (including an estimated 3,700 shareholders whose shares are held in nominee names) and 1,004,975 shares of Class B Common Stock, representing 20,099,500 votes, were held by 10 individual shareholders, together representing an aggregate of 34,892,147 votes.

Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted (i) FOR electing the seven (7) nominees for director; (ii) FOR approval of adoption of the Company's Omnibus Equity Incentive Plan; (iii) FOR approving the Company’s executive compensation of its named executive officers; and (iv) FOR ratifying the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2022.

Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by (i) delivering to the Corporate Secretary of the Company a written notice of revocation bearing a later date than the Proxy, (ii) submitting a later-dated, properly executed Proxy, or (iii) revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P.O. Box 2007, Dalton, Georgia 30722-2007, Attention: Derek Davis.

The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, Lowry F. Kline and Michael L. Owens. The cost of solicitation of Proxies will be borne by the Company.

The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In accordance with Tennessee law, Directors are elected by the affirmative vote of a plurality of the votes cast in person or by Proxy at the Annual Meeting.

Approval of the Company’s Omnibus Equity Incentive Plan will be deemed to have been obtained if the affirmative vote of a majority of the total number of votes represented in person or by proxy and entitled to vote at the annual meeting is received in favor of adoption of the plan. See, Proposal Two: Adoption of the Omnibus Equity Incentive Plan.

    Approval of the Company’s executive compensation for its named executive officers will be deemed to have been obtained if the number of votes properly cast in favor of such compensation exceeds the number of votes cast against such compensation.

    Ratification of the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2022 will be approved if the number of votes properly cast favoring ratification exceeds the number of votes cast opposing ratification.

Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered to be affirmative or negative votes for purposes of Proposal One. Abstentions and broker non-votes will have no effect upon the election of a nominee for director, so long as such nominee receives any affirmative votes.

A copy of the Company’s Annual Report for the year-ended December 25, 2021, is enclosed herewith.

    The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxy holders.

PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on February 25, 2022, the Record Date, will be entitled to notice of and to vote at the Annual Meeting.
The following is information regarding beneficial owners of more than 5% of the Company's Common Stock or Class B Common Stock. Beneficial ownership information is also presented for (i) the executive officers named in the Summary Compensation Table (the "Named Executive Officers"); (ii) all directors and nominees; and (iii) all directors and executive officers, as a group, as of February 25, 2022 (except as otherwise noted).

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)		% of Class
Daniel K. Frierson
111 East and West Road	Common Stock	1,141,909	(3)	7.2	%
Lookout Mountain, TN 37350	Class B Common Stock	1,004,975	(4)	100	%

Jeffrey L. Gendell
1 Sound Shore Drive, Suite 304	Common Stock	1,446,782	(5)	9.8	%
Greenwich, CT 06830-7251

Hodges Capital Holdings, Inc.
2905 Maple Avenue	Common Stock	1,385,900	(6)	9.4	%
Dallas, TX 75201

Robert E. Shaw
115 West King Street	Common Stock	1,125,000	(7)	7.6	%
Dalton, GA 30722-1005

Royce & Associates
745 Fifth Avenue	Common Stock	886,131	(8)	6.0	%
New York, NY 10151

Additional Directors and Executive Officers	Title of Class	Number of Shares Beneficially Owned (1)		% of Class

William F. Blue, Jr.	Common Stock	41,571	(9)		*

Charles E. Brock	Common Stock	33,341	(10)		*

D. Kennedy Frierson, Jr.	Common Stock	329,144	(11)	2	%
	Class B Common Stock	309,620	(4)	30.8	%

Lowry F. Kline	Common Stock	76,699	(12)		*

Hilda S. Murray	Common Stock	33,341	(13)		*

T.M. Nuckols, Jr.	Common Stock	90,838	(14)		*

Michael L. Owens	Common Stock	29,175	(15)		*

All Directors, Named Executive Officers and	Common Stock	1,596,429	(16)	10.8	%
Executive Officers as Group (10 Persons) **	Class B Common Stock	1,004,975	(17)	100	%

* Percentage of shares beneficially owned does not exceed 1% of the Class.
** The total vote of Common Stock and Class B Common Stock represented by the shares held by all directors and executive officers as a group is 21,776,292 votes or 62.4% of the total vote.

(1)    Under the rules of the Securities and Exchange Commission and for the purposes of these disclosures, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock, and accordingly, outstanding shares of such stock are treated as having been converted to shares of Common Stock for purposes of determining both the number and percentage of class of Common Stock for persons set forth in the table who hold such shares.

(2)    Does not include 136,170 shares of Common Stock owned by The Dixie Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) for which Daniel K. Frierson is a fiduciary and for which Bank of America, N.A. serves as Trustee. Participants in the 401(k) Plan may direct the voting of all shares of Common Stock held in their accounts, and the Trustee must vote all shares of Common Stock held in the 401(k) Plan in the ratio reflected by such direction. Participants may also direct the disposition of such shares. Accordingly, for purposes of these disclosures, shares held for participants in the 401(k) Plan are reported as beneficially owned by the participants.

(3)    Mr. Daniel K. Frierson's beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Number of Shares Common Stock		Number of Shares Class B Common Stock
Shares held outright	35,219		441,951	(a)
Shares held in his Individual Retirement Account	3,567	(a)	17,061	(a)
Shares held in 401(k) Plan	796	(a)	—
Shares held by his wife	—		94,879	(c)
Shares held by his children, their spouses and grandchildren	60,389	(b)	367,842	(c)
Unvested restricted stock	36,963	(a)	77,756	(a)
Shares held by family Unitrust	—		5,486	(a)
Deemed conversion of his Class B Common Stock	1,004,975		—
Total	1,141,909		1,004,975

Total does not include 40,000 shares of Non Exercisable Stock Options.

(a) Sole voting and investment power
(b) Shared voting and investment power
(c) Sole voting and shared investment power

(4)    The 1,004,975 includes 468,207 shares of Class B Common Stock held subject to a Shareholder's Agreement among Daniel K. Frierson, his wife, two of their five children (including D. Kennedy Frierson, Jr., his son) and certain family trusts which hold Class B Common Stock, pursuant to which Daniel K. Frierson has been granted a proxy to vote such shares. The Shareholder's Agreement relates only to shares of Class B Common Stock held by each of the parties to the agreement. Pursuant to the agreement Daniel K. Frierson is granted a proxy to vote such shares of Class B Common Stock so long as they remain subject to the agreement. The Class B Common Stock is convertible on a share for share basis into shares of Common Stock; however, upon conversion such shares are no longer subject to the agreement. Nevertheless, the parties to the agreement may be deemed to be members of a "group" for purposes of Section 13(d) of the act and for purposes of reporting beneficial ownership of the Common Stock of The Dixie Group, Inc., and accordingly Daniel K. Frierson, and the other parties to the agreement have jointly filed a report on Schedule 13(d) reporting beneficial ownership of the Common Stock which they own.

(5)    Jeffrey L. Gendell. has reported the beneficial ownership of an aggregate of 1,446,782 shares of Common Stock for which he has 1,399,547shared voting power and 1,399,547 shared dispositive power and 47,235 sole voting and sole dispositive power (with Tontine Asset Associates, LLC). The reported information is based upon the Schedule 13G filed by Tontine Asset Associates, LLC and Mr. Gendell, managing member of Tontine Asset Associates, LLC, with the Securities and Exchange Commission on Feburary 11, 2022.

(6)    Hodges Capital Holdings, Inc., Craig Hodges, Hodges Capital Management, Inc., Hodges Fund, Hodges Small Intrinsic Value Fund, and First Dallas Securities, Inc. has reported beneficial ownership of an aggregate of 1,385,900 shares of Common Stock. Hodges Capital Holdings, Inc. reports having shared voting power of 1,127,845 and 1,385,900 shared dispositive power. The reported information is based upon the Schedule 13G filed by Hodges Capital Holdings, Inc. with the Securities and Exchange Commission on February 2, 2021.

(7)    Robert E. Shaw has reported the beneficial ownership of an aggregate of 1,125,000 shares of Common Stock for which he has 1,125,000 shared voting power and 1,125,000 shared dispositive power. The reported information is based upon the Schedule 13G filed by Mr. Shaw with the Securities and Exchange Commission on February 7, 2022.

(8)     Royce & Associates LLC has reported beneficial ownership of 886,131 shares of Common Stock for which it has sole dispositive power and sole voting power. The reported information is based upon the Schedule 13G filed by Royce & Associates LP with the Securities and Exchange Commission on January 14, 2022.

(9)    Mr. William F. Blue's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Director's Restricted Stock Award	8,000
Shares held outright	12,609
Performance Units, convertible into shares of Common Stock on retirement as a director	20,962
Total	41,571

(10)    Mr. Charles E. Brock's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Director's Restricted Stock Award	8,000
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	25,341
Total	33,341

(11)    Mr. D. Kennedy Frierson Jr.'s beneficial ownership may be summarized as follows:

	Number of Shares Common Stock	Number of Shares Class B Common Stock
Shares held outright	5,155	109,835	(a)
Shares held by his wife	100	—
Shares held in trust(s) for children	2,585	15,540	(a)
Shares held in 401(k)	2,301	—
Unvested Restricted Stock	9,383	184,245	(a)
Exercisable Stock Options	—	—
Deemed conversion of Class B Stock	309,620	—	(a)
Total	329,144	309,620

Total does not include 25,000 shares of Non Exercisable Stock Options.

(a)     Subject to Shareholder's Agreement described in Note (4), above. Mr. Kennedy Frierson has sole investment power, and no voting power with respect to such shares.

(12)    Mr. Lowry F. Kline's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Director's Restricted Stock Award	8,000
Shares held outright	31,198
Performance Units, convertible into shares of Common Stock on retirement as a director	37,501
Total	76,699

(13)    Ms. Hilda S. Murray's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Director's Restricted Stock Award	8,000
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	25,341
Total	33,341

(14)    Mr. T.M. Nuckols, Jr.'s beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	27,182
Unvested Restricted Stock	63,656
Total	90,838

Total does not include 15,000 shares of Non Exercisable Stock Options.

(15)    Mr. Michael L. Owens' beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Director's Restricted Stock Award	8,000
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	21,175
Total	29,175

(16)    Includes: (i) 193,778 shares of Common Stock owned directly by individuals in this group; (ii) 7,909 shares of Common Stock allocated to accounts in the 401(k) Plan of members of this group; (iii) 130,320 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company's non-employee directors; (iv) 40,000 shares of Common Stock held by the Company's non-employee directors as an award of Restricted Stock; (v) 22,188 shares of Common Stock owned by immediate family members of certain members of this group; (v) 3,567 shares held in individual retirement accounts; (vi) 186,855 unvested restricted shares of Common Stock held by individuals in this group, which shares may be voted by such individuals; and (vii) 1,004,975 shares of Class B Common Stock held by individuals in this group, that could be converted on a share for share basis into shares of Common Stock. This total excludes options which are not yet vested of 99,000 shares of Common Stock. The options excluded will vest once the average of the high and low share price of the Company’s Common Stock shall be at least $7.00 per share for a period of 5 consecutive days, prior to the option expiration date of May 30, 2022.
(17)    Includes: (i) 1,004,975 shares of Class B Common Stock held subject to the Shareholder Agreement described in Note (4) above.

PROPOSAL ONE
ELECTION OF DIRECTORS

Information About Nominees for Director
Pursuant to the Company’s Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint Directors to fill the unexpired terms of Directors who resign.

The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became Directors of the Company, and certain other relevant information with respect to such nominees are as follows:

    William F. Blue, Jr., age 63, is Chairman of the Board of The Hopeway Foundation in Charlotte, North Carolina. From 2008 until his retirement in 2014, he served as Vice Chairman of Investment Banking and Capital Markets, part of Wells Fargo Securities, LLC, in Charlotte. Throughout his 29-year investment banking career, he represented foreign and domestic corporations in financing and advisory assignments, including acquisitions, divestitures, recapitalizations, fairness opinions, and public and private equity and debt offerings. From 1998 until 2008, Mr. Blue served as group head of the Wachovia Consumer and Retail Investment Banking group. Before joining Wachovia, he was a managing director in the Mergers and Acquisitions group of NationsBanc Montgomery Securities, the predecessor firm to Banc of America Securities. Mr. Blue is Chairman of the Company's Compensation/Nominations and Corporate Governance Committee, a member of the Company's Audit Committee, and a member of the Company's Executive Committee. He has been a Director of the Company since October 2014.

    Charles E. Brock, age 57, is the owner of Brock Partnerships, an entrepreneurial advisory and investment firm. From 2013-2018, Mr. Brock served as President and Chief Executive Officer of Launch Tennessee, a public-private partnership, focused on the development of high-growth companies in Tennessee. Previously, he served as the Executive Entrepreneur of The Company Lab, a Chattanooga organization that serves as “the Front Door for Entrepreneurs” in Southeast Tennessee and one of Launch Tennessee's regional accelerators. Mr. Brock was a founding partner of the Chattanooga Renaissance Fund, a locally based angel investment group. Mr. Brock also serves as a director of Four Bridges Capital Advisors, a Chattanooga based boutique investment bank as well as director of Pinnacle Financial Partners. Mr. Brock is a member of the Company’s Audit Committee and a member of the Company's Compensation/Nominations and Corporate Governance Committee. He has been a Director of the Company since 2012.

    Daniel K. Frierson, age 80, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a Director of the Company since 1973. Mr. Frierson serves as a Director Printpack, Inc., a world leading Flexible Packaging Company, headquartered in Atlanta, Georgia and serves as Chairman of the Compensation Committee. Mr. Frierson is Chairman of the Executive Committee.

    D. Kennedy Frierson, Jr., age 55, is Chief Operating Officer of the Company, a position he has held since 2009. He has been President of Masland Residential, General Manager of Dixie Home, President of Bretlin as well as various other positions in operations, sales and senior management of the Company since 1998. He has been a Director of the Company since 2012.

    Lowry F. Kline, age 81, served as a director of Coca-Cola Enterprises, Inc. from April 2000 until April 2008, serving as Chairman from April 2002 until April 2008, and as Vice Chairman from April 2000 to April 2003. Mr. Kline served as Chief Executive Officer of Coca-Cola Enterprises, Inc. from April 2001 until January 2004 and from December 2005 to April 2006. Prior to becoming Chief Executive Officer for Coca-Cola Enterprises, Inc., he held a number of positions with said company, including Chief Administrative Officer, Executive Vice President and General Counsel. Mr. Kline is a former director of Jackson Furniture Industries, Inc., headquarter in Cleveland, Tennessee and McKee Foods Corporation, headquartered in Collegedale, Tennessee. Mr. Kline is a member of the Company’s Compensation/Nominations and Corporate Governance Committee, a member of the Company’s Audit Committee, and is a member of the Company’s Executive Committee. He has been a Director of the Company since 2004.

    Hilda S. Murray, age 67, is the Corporate Secretary and Executive Vice President of TPC Printing & Packaging, a specialty packaging and printing company in Chattanooga, TN. She is also founder and President of Greener Planet, LLC, an environmental compliance consultant to the packaging and printing industry. Ms. Murray has been a Director of the Company since 2012, is a member of the Company’s Audit Committee, and is Chairman of the Company’s Compensation/Nominations and Corporate Governance Committee.

    Michael L. Owens, age 65, is Assistant Dean of Graduate Programs and Lecturer in the College of Business at the University of Tennessee at Chattanooga, Chattanooga, Tennessee. Prior to joining the University of Tennessee at Chattanooga, Mr. Owens was President of Coverdell & Company, Atlanta, Georgia. Prior to joining Coverdell, he was Senior Vice President and Chief Operating Officer of Monumental Life Insurance Company. He has been a Director of the Company since 2014 and is Chairman of the Company's Audit Committee.

D. Kennedy Frierson, Jr., the Company’s Vice President and Chief Operating Officer, is the son of Daniel K. Frierson. No other director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.
Considerations with Respect to Nominees

    In selecting the slate of nominees for 2022, the independent Directors of the Board considered the familiarity of the Company’s incumbent Directors with the business and prospects of the Company, developed as a result of their service on the Company’s Board. The Board believes that such familiarity will be helpful in their service on the Company’s Board. With respect to all nominees, the independent Directors of the Board noted the particular qualifications, experience, attributes and skills possessed by each nominee. These qualifications are reflected in the business experience listed under each nominee’s name above. In order of the list of nominees, such information may be summarized as follows: Mr. Blue is an experienced investment banker having been Vice Chairman of Wells Fargo Securities and involved with capital formation, mergers, acquisitions and financing of various types of venture; he chairs the Company's Compensation Committee. Mr. Brock is experienced in establishing new businesses having been involved in the establishment of both Foxmark Media and CapitalMark Bank and Trust. Mr. Daniel K. Frierson has served with the Company in several management and executive capacities his entire adult life, and has been Chief Executive Officer since 1980 and a Board member since 1973. In such capacity, he has been instrumental in planning and implementing the transition of the Company to its current position as a manufacturer of residential and commercial floorcovering products. Additionally, Mr. Frierson has experience as a board member of other public companies as well as significant trade group experience relevant to the Company’s business. He is well known and respected throughout the industry. Mr. D. Kennedy Frierson, Jr. has served with the Company in various capacities since 1992. He is currently Chief Operating Officer and has most recently led the Company’s AtlasMasland Commercial business. Ms. Murray has a long history of executive management experience at TPC Printing and Packaging, a provider to the specialty packaging business as well as experience with environmental controls and footprint through Greener Planet. Mr. Kline has a long history of management and board level experience with the world’s largest bottler and distributor of Coca Cola Products. Additionally, he has an extensive background in business, corporate and securities law. Mr. Kline has served as a Director of the Company for several years, as reflected above. Mr. Owens has extensive business and management experience, having served as President of Coverdell & Company prior to joining the University of Tennessee at Chattanooga. In addition, he has auditing experience having been employed as a certified public accountant and is Chairman of the Company's Audit Committee.

The Board of Directors recommends that the Company’s shareholders vote FOR electing the seven (7) nominees for director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings of the Board of Directors
The Board of Directors of the Company met seven (7) times in 2021.

Committees, Attendance, and Directors' Fees
     The Company has a standing Executive Committee, Audit Committee and a Compensation/Nominations and Corporate Governance Committee. Copies of the Company’s Audit Committee and Compensation/Nominations and Corporate Governance Committee charters, and the Company’s resolution establishing the Executive Committee’s authority may be found on the Company’s website at www.dixiegroup.com/investor.

Members of the Executive Committee are Daniel K. Frierson, Chairman, William F. Blue, Jr. and Lowry F. Kline. Except as otherwise limited by law or by resolution of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Executive Committee exercises between the meetings of the full Board of Directors. The Executive Committee met two (2) times in 2021.

Members of the Audit Committee are Michael L. Owens, Chairman, William F. Blue, Jr., Charles E. Brock, Lowry F. Kline, and Hilda S. Murray. All of the members of the Audit Committee are “independent directors” as that term is defined by applicable regulations and rules of the National Association of Securities Dealers, Inc. (“NASD”). The Audit Committee evaluates audit performance, handles relations with the Company’s independent auditors, and evaluates policies and procedures relating to internal accounting functions and controls. The Audit Committee has the authority to engage the independent accountants for the Company. The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board of Directors. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services performed by the independent auditors. Under these procedures, the Audit Committee approves the type of services to be provided and the estimated fees related to those services.

The Audit Committee met four (4) times in 2021.

Following last year's annual meeting of shareholders, the Compensation Committee and the Nominations and Corporate Governance Committee were merged. All independent directors of the Board, with the exception of Michael L. Owens, serve on the Committee as merged.

Members of the Compensation/Nominations and Corporate Governance Committee are William F. Blue, Jr., Chairman, Charles E. Brock, Lowry F. Kline and Hilda S. Murray. In its role as a Compensation Committee it administers the Company’s compensation plans, reviews and may establish the compensation of the Company’s officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Committee acts pursuant to a written Charter adopted by the Board of Directors.

The Committee may request recommendations from the Company’s management concerning the types and levels of compensation to be paid to the Company’s executive officers. Additionally, the Committee is authorized to engage compensation consultants and may review and consider information and recommendations of compensation consultants otherwise engaged by the Company or the Board of Directors in connection with the assessment, review and structuring of compensation plans and compensation levels. For a description of the Committee actions with respect to Compensation of Executive Officers in 2021, see Compensation Discussion and Analysis - Compensation for 2021.

Annually, the Committee reviews the performance of the Chief Executive Officer against goals and objectives established by the Committee as part of the process of determining his compensation. The Committee reports to the Board on its performance review.

The Compensation/Nominations and Corporate Governance Committee met three (3) times in 2021, in its role as a Compensation Committee and once in its role as a Nominations and Corporate Governance Committee. In its role as a Nominations and Corporate Governance Committee, the Committee develops and recommends for board approval corporate governance guidelines.

The Compensation/Nominations and Corporate Governance Committee’s Charter includes the duties a corporate governance committee and of a nominating committee. Nominees approved by a majority of the Committee are recommended to the full Board. In selecting and approving director nominees, the Committee considers, among other factors, the existing composition of the Board and the mix of Board members appropriate for the perceived needs of the Company. The Committee believes continuity in leadership and board tenure increase the Board’s ability to exercise meaningful board oversight. Because qualified incumbent directors provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the Committee will generally give priority as potential candidates to those incumbent directors interested in standing for re-election who have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

The Committee also considers the following in selecting the proposed nominee slate:

•at all times at least a majority of directors must be “independent” in the opinion of the Board as determined in accordance with relevant regulatory and NASD standards;

•at all times at least three members of the Board must satisfy heightened standards of independence for Audit Committee members; and

•at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert”.

In selecting the current slate of director nominees, the Committee considered overall qualifications and the requirements of the makeup of the Board of Directors. The Board considered the value of the incumbents’ familiarity with the Company and its business as well as the considerations outlined above under the heading Considerations with Respect to Nominees.

Board Leadership Structure

Mr. Daniel K. Frierson currently serves as the Chairman of the Board and the Chief Executive Officer of the Company. The positions of Chief Executive Officer and Chairman of the Board are combined. Executive Sessions of the Board are chaired by Director William F. Blue. Mr. Blue and the independent directors set their own agenda for meetings in Executive Session and may consider any topic relevant to the Company and its business. The Company believes that regular, periodic, meetings held in Executive Session, in the absence of management members or management directors, provide the Board an adequate opportunity to review and address issues affecting management or the Company that require an independent perspective. Additionally, the Company’s Audit Committee holds separate Executive Sessions with the Company’s independent registered public accounts, internal auditor and management. The Audit Committee also sets its own agenda and may consider any relevant topic in its executive sessions.

Director Attendance
During 2021, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Committee of the Board of Directors on which he served. All directors are invited and encouraged to attend the annual meeting of shareholders. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events.

Director Compensation

Non-employee directors receive an annual retainer of $40,000, payable in quarterly installments of $10,000 each. Committee Chairs receive an additional annual retainer of $10,000, also payable in quarterly installments. There are no additional individual Board or Committee meeting fees. Each non-employee director also receives an equity award of $40,000 in value of restricted stock with such value determined by reference to the public share price (the closing price) as of the date of the annual meeting at which the individual is elected, or, if the individual is appointed to the Board, then with reference to the stock price as of the date of appointment (subject to a deemed minimum stock price of $5 per share). The restricted stock award will vest five business days after the succeeding annual meeting.

Independent Directors

The Board has determined that William F. Blue, Jr., Charles E. Brock, Lowry F. Kline, Hilda S. Murray, and Michael L. Owens are independent within the meaning of the standards for independence set forth in the Company’s corporate governance guidelines, which are consistent with the applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ standards.

Executive Sessions of the Independent Directors

The Company’s independent directors meet in executive session at each regularly scheduled quarterly meeting of the Board, with Director William F. Blue serving as chair of such executive sessions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the SEC thereunder, require the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based on its review of the copies of such reports received by it, the Company believes that, during fiscal year 2021, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company's Common Stock have been met.

Management Succession

Periodically, the Board reviews a succession plan, developed by management, addressing the policies and principles for selecting successors to the Company’s executive officers, including the Company’s CEO. The succession plan includes an assessment of the experience, performance and skills believed to be desirable for possible successors to the Company’s executive officers.

Certain Transactions between the Company and Directors and Officers

The Company’s Compensation/Nominations and Corporate Governance Committee has adopted written policies and procedures concerning the review, approval or ratification of all transactions required to be disclosed under the SEC’s Regulation S-K, Rule 404. These policies and procedures cover all related party transactions required to be disclosed under the SEC’s rules as well as all material conflict of interest transactions as defined by relevant state law and the rules and regulations of NASDAQ that are applicable to the Company, and require that all such transactions be identified by management and disclosed to the committee for review. If required and appropriate under the circumstances, the committee will consider such transactions for approval or ratification. Full disclosure of the material terms of any such transaction must be made to the committee, including:

•the parties to the transaction and their relationship to the Company, its directors and officers;

•the terms of the transaction, including all proposed periodic payments; and

•the direct or indirect interest of any related parties or any director, officer or associate in the transaction.

To be approved or ratified, the committee must find any such transaction to be fair to the Company. Prior approval of such transactions must be obtained generally, if they are material to the Company. If such transactions are immaterial, such transactions may be ratified and prior approval is not required. Ordinary employment transactions may be ratified.

Certain Related Party Transactions

    During its fiscal year ended December 25, 2021, the Company purchased a portion of its product needs in the form of fiber, yarn, and carpet from Engineered Floors, an entity substantially controlled by Robert E. Shaw, a shareholder of the Company. Mr. Shaw has reported holding approximately 7.6% of the Company’s Common Stock, which, as of year-end, represented approximately 3.5% of the total vote of all classes of the Company’s Common Stock. Engineered Floors is one of several suppliers of such products to the Company. Total purchases from Engineered Floors for 2021 were approximately $3.9 million; or approximately 1.4% of the Company’s cost of goods sold in 2021. In accordance with the terms of its charter, the Nominations and Corporate Governance Committee reviewed the Company’s supply relationship with Engineered Floors. The dollar value of Mr. Shaw’s interest in the transactions with Engineered Floors is not known to the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of five members, each of whom is an independent, non-employee director. The Audit Committee operates under a written Audit Committee Charter adopted and approved by the Board of Directors. The Charter is reviewed at least annually by the Committee. While the Committee has the responsibilities and powers set forth in its written charter, it is not the duty of the Committee to plan or conduct audits. This function is conducted by the Company’s management and its independent registered public accountants.
The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 25, 2021 (the “Audited Financial Statements”). In addition, the Committee has discussed with Dixon Hughes Goodman LLP all matters required by applicable auditing standards.
The Committee also has received the written report, disclosure and the letter from Dixon Hughes Goodman required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Committee has reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and Dixon Hughes Goodman LLP such other matters and received such assurances from them as the Committee deemed appropriate.
Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company’s Board of Directors the inclusion of the Company’s Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 25, 2021, to be filed with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
Michael L. Owens, Chairman
William F. Blue, Jr.
Charles E. Brock
Lowry F. Kline
Hilda S. Murray

AUDIT COMMITTEE FINANCIAL EXPERT
    The Board has determined that Michael L. Owens, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Rule 10A-3(b)(l) of the Securities Exchange Act of 1934 of the Securities Exchange Act of 1934. For a brief list of Mr. Owens’ relevant experience, please refer to Mr. Owens’ biographical information as set forth in the Election of Directors section of this proxy statement. Additionally, the Board believes the remaining members of the Audit Committee would qualify as audit committee financial experts, within the meaning of applicable rules, based on each individual's qualification and expertise.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation/Nominations and Corporate Governance Committee, acting in its capacity as a Compensation Committee, reviews and sets compensation for the Company’s executive officers. The Committee currently consists of four independent directors (currently all independent directors with the exception of Michael L. Owens, Chairman of the Company’s Audit Committee) chosen annually by the Board.

Compensation of the Company’s executive officers is intended to be competitive with compensation offered by other companies generally similar to the Company in size and lines of business. In determining what types and levels of compensation to offer, the Committee may review relevant, publicly available data and, from time to time, it may receive advice and information from professional compensation consultants.

The Elements of Executive Officer Compensation
Compensation of the Company’s Executive Officers consists generally of base salary, retirement plan benefits and other customary employment benefits, as well as potential cash incentive awards and stock plan awards pursuant to annual incentive plans reviewed and adopted by the Committee at the beginning of each year. The annual incentive plan is customarily structured so that a significant portion of each executive’s potential annual compensation may consist of equity awards, the award value of which is tied to accomplishing both financial and non-financial goals and objectives.

Compensation for 2021. Effective February 2021, the Committee selected performance goals and objectives and a range of possible incentives for the annual 2021 Incentive Plan (the “2021 Plan”). Pursuant to the 2021 Plan, each executive officer had the opportunity to be granted a cash incentive award, a Primary Long-Term Incentive Award of restricted stock, and an award of restricted stock denominated as “Career Shares.”

In addition to required levels of achievement of certain financial goals related to the Company as a whole and the Company’s business units, the 2021 plan established certain individual goals and objectives for each officer participating in the plan. The Committee retained significant discretion in evaluating achievement of the financial and individual goals and, among other matters, considered the successful disposal of the Company’s commercial business together with the unanticipated effects of the ransomware attack and certain supply and fiber cost issues confronted by the Company and its management in its determinations.

Considering the foregoing factors, the following awards were paid or granted under the plan: Cash Incentive Awards were paid to the Company’s Named Executive Officers: Daniel K. Frierson- $520,042; D. Kennedy Frierson- $266,261; and T.M. Nuckols-$141,013. The following Career Share awards were granted to the Named Executive Officers: Daniel K. Frierson - 25,000; D. Kennedy Frierson - 22,400 and T.M. Nuckols - 11,000 The following Long Term Incentive Plan Shares were granted to the Named Executive Officers: Daniel K. Frierson - 65,954; D. Kennedy Frierson - 26,264; and T.M. Nuckols - 18,637 Awards under the plan are reported as income for 2022 because employment at the time of payment, in the case of cash awards, and grant in the case of stock awards, is required under the plan.

Potential Awards for 2021. The CEO and the Chief Operating Officer had the opportunity to earn a cash payment ranging from 45% to not more than 105% of such executive’s base salary. The Chief Financial Officer and all other officers whose responsibilities primarily relate to corporate level administration had the opportunity to earn a cash payment ranging from 15% to 75% of such officer’s base salary. Sixty percent of the potential amount was based on achievement of specified levels of operating income from continuing operations of the Company, as adjusted for unusual items, 30% was based on achievement of specified levels of operating income of the Company’s residential business operations, as adjusted for unusual items, and 10 % of the amount was to have been based on achievement of specified levels of the Company’s commercial operations, as adjusted for unusual items. Disposal of the Company’s commercial business and the several other matters described above were taken into consideration in evaluating achievement of the specified levels of operating income as well as individual goals and objectives.

Executive officers whose responsibilities primarily relate to one of the Company’s business units, had the opportunity to earn a cash payment ranging from 15% to no more than 75% of such participant’s base salary. Fifty-five percent of the amount was based on achievement of specified levels of their annual business unit operating income, as adjusted for unusual items, 30% was based on the achievement of specified levels of the Company’s consolidated operating income, as adjusted for unusual items, and 15% was based on the achievement of specified levels of the annual operating income of the Company’s other business units, adjusted for unusual items. As noted above, adjustments were made to reflect a number of unusual items affecting 2021 results in determining achievement of the specified criteria.

The Primary Long-Term Incentive Share Award was designed as a possible award of restricted shares, in value equal to no more than 35% of the executive’s base salary as of the beginning of 2021 (45% in the case of the Chief Executive Officer) plus any cash incentive award paid for such year. Any Primary Long-Term Incentive Share Awards, if earned, vest ratably over three years.

Career Shares were designed as a possible award of restricted stock valued at 20% of each executive officer’s base salary as of the beginning of the year, excluding the Company’s Chief Operating Officer. The level of career share awards was set at 35% of the Chief Operating Officer’s base salary for 2021.

In accordance with past practice, any such award, if earned, would be granted in 2022. For participants age 61 or older, the Career Share Awards vest ratably over two years from the date of the grant. For the participants age 60 or younger, shares vest ratably over five years from the date of grant after the participant reaches age 61.

Additionally, all Share Awards are subject to vesting or forfeiture under certain conditions as follows: death, disability or a change in control will result in immediate vesting of all Share Awards; termination without cause will also result in immediate vesting of all Career Share Awards and in immediate vesting of that portion of Long-Term Incentive Share Awards that have been expensed; voluntary termination of employment prior to retirement, or termination for cause will result in forfeiture of all unvested awards; to the extent that the Company has recognized compensation expense related to the shares subject to the awards, such amounts vest at retirement age and are paid out by March 15th of the subsequent year.

All awards of restricted stock are subject to a $5.00 minimum price per share when determining the number of shares awarded. The Compensation Committee retained the discretion to reduce or increase any award otherwise earned based on the participant’s achievement of individual performance goals set by the Committee.

Incentive Compensation Applicable to 2022. Following year-end, the Committee adopted an incentive plan for 2022 providing for possible cash incentive awards and restricted stock awards in the form of Long-Term Incentive Share Awards and Career Share awards, as in prior years, and similar in structure to the annual plan adopted for 2021. The Committee reserved to itself the discretion to increase as well as reduce awards based on its evaluation of various factors applicable to the plan and each participant. The Committee was authorized to modify the plan and the assessment of individual performance based on unusual or extraordinary items. Any such awards, if earned, will be paid, in the case of the cash award, or granted, in the case of the restricted stock awards, in March 2023.

Retirement Plans and Other Benefits. The Company’s compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified and one non-qualified for federal tax purposes, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be similar to the benefits available to other exempt, salaried associates of the Company, and to be comparable to and competitive with benefits offered by businesses with which the Company competes for executive talent.

Executive officers may elect to contribute a limited amount of their compensation to the qualified plan and make deferrals into the non-qualified plan (up to 90% of total compensation). Although the plans permit the Company to make discretionary contributions in an aggregate amount equal to up to 3% of the executive officer’s cash compensation, for 2021 the Company made a contribution of 1% to the qualified plan, while no Company contributions were made to the non-qualified plan.

Compensation Considerations for 2021 and 2022. The tax effect of possible forms of compensation on the Company and on the executive officers is a factor considered in determining types of compensation to be awarded. Similarly, the accounting treatment accorded various types of compensation may be an important factor used to determine the form of compensation. The deductibility, for tax purposes, of compensation paid to named executive officers is subject to limits imposed by Section 162 of the Internal Revenue Code. Annual compensation exceeding $1 million is non-deductible. Accordingly, all compensation in excess of $1 million paid to any of the Company's Named Executive Officers (and the Chief Financial Officer) in any given year will be non-deductible.

The Company held a “Say on Pay” vote at its annual meeting in 2021. At that meeting, in excess of 98% of the votes were cast “For” approval of our executive compensation as described in the Proxy Statement for that meeting. The Committee intends to consider these results as part of its ongoing review of executive compensation.

Termination Benefits. Upon a Participant's reaching retirement age (as defined in the plan), all Long-Term Incentive Plan and Career Share restricted stock awards vest to the extent such awards have been expensed in the Company’s financial statements. As of year-end, Daniel K. Frierson is the only Named Executive Officer eligible for retirement in accordance with the terms of the restricted stock awards. If Mr. Frierson had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been 41,477 shares and $141.021. For purposes of valuing the foregoing awards, the Company used the year-end market value of the Company’s Common Stock, which was $3.40/share.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above, with management.

Based on our review and the discussions we held with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Materials.

Respectfully submitted,

William F. Blue, Jr., Chairman
Charles E. Brock
Lowry F. Kline
Hilda S. Murray

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth information as to all compensation earned during the fiscal years ended December 26, 2020 and December 25, 2021 for (i) the Company's Chief Executive Officer; and (ii) the two other most highly compensated executive officers who served as such during the fiscal year ended December 25, 2021 (the “Named Executive Officers”). For a more complete discussion of the elements of executive compensation, this information should be read in conjunction with the other tabular information presented in the balance of this section.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(4)	Stock Awards ($)(2)(4)	Option Awards ($)	Nonqualified Compensation Earnings ($)(3)	All Other Compensation ($)(5)	Total ($)

Daniel K Frierson Chief Executive Officer	2021	625,000	478,125	362,877	—	—	4,964	1,470,966
	2020	574,219	—	70,000	—	—	5,895	650,114

D. Kennedy Frierson, Jr. Chief Operating Officer	2021	320,000	244,800	219,873	—	—	5,636	790,309
	2020	302,667	—	62,720	—	—	5,593	370,980

T.M. Nuckols, Vice President, President Residential	2021	275,000	162,938	147,879	—	—	5,463	591,280
	2020	260,104	—	30,800	—	—	5,219	296,123

(1)    Includes all amounts deferred at the election of the Named Executive Officer.

(2)    Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the year presented of stock awards to the Named Executive Officers. Continued employment is a condition of the Plan so the grant date is in the year after the year for which the performance was earned.

(3)    The Dixie Group does not provide above-market or preferential earnings on deferred compensation. The Named Executive Officers did not participate in any defined benefit or actuarial pension plans for the periods presented.

(4)     Continued employment at the time of grant and payment is required under the 2021 Incentive Plan; accordingly, bonuses and stock awards earned under the plan will be reported as compensation for 2022.

(5)    The following table is a summary and quantification of all amounts included in All Other Compensation.

 All Other Compensation

Name	Year	Registrant Contributions to Defined Contributions Plans ($)	Insurance Premiums ($)	Other ($)(1)	Total Perquisites and Other Benefits($)

Daniel K. Frierson	2021	2,850	2,114	—	4,964
	2020	2,800	3,095	—	5,895

D. Kennedy Frierson, Jr.	2021	2,850	2,786	—	5,636
	2020	2,800	2,793	—	5,593

T.M. Nuckols	2021	2,850	2,613	—	5,463
	2020	—	2,618	—	2,618

(1)    No named Executive Officer received any tax reimbursement, discounted securities purchases, or payment or accrual on termination for the period presented.

The following table sets forth information concerning outstanding equity awards for each of the Named Executive Officers at fiscal year-end.
 Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
Name	Exercisable (#)	Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(a)

Daniel K. Frierson	—	40,000	—	4.59	5/30/2022	114,719	645,868

D. Kennedy Frierson, Jr.	—	25,000	—	4.59	5/30/2022	193,628	1,090,126

T.M. Nuckols	—	15,000	—	4.17	5/30/2022	63,656	358,383

a.The market value of the restricted stock set forth in the table has been calculated by multiplying the closing price of the Company’s Common Stock at year-end ($5.63/share) by the number of shares of unvested restricted stock subject to the award.

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)(1)	Director's Restricted Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
William F. Blue, Jr.	50,000	27,680	—	—	77,680

Charles E. Brock	39,500	27,680	—	—	67,180

Lowry F. Kline	40,500	27,680	—	—	68,180

Hilda S. Murray	40,500	27,680	—	—	68,180

Michael L. Owens	49,000	27,680	—	—	76,680

(1)    Non-employee directors receive an annual retainer of $40,000, payable in quarterly installments of $10,000 each. Committee Chairs receive an additional annual retainer of $10,000, also payable in quarterly installments. There are no additional individual Board or Committee meeting fees. Each non-employee director also receives an equity award of $40,000 in value of restricted stock with such value determined by reference to the public share price (the closing price) as of the date of the annual meeting at which the individual is elected, or, if the individual is appointed to the Board, then with reference to the stock price as of the date of appointment (subject to a deemed minimum stock price of $5 per share. The restricted stock award will vest five business days after the succeeding annual meeting.

(2)    The value presented is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, using the annual meeting date as the grant date.

PROPOSAL TWO

ADOPTION OF THE OMNIBUS EQUITY INCENTIVE PLAN

On March 12, 2022, the Compensation/Nominations and Corporate Governance Committee ("Compensation Committee") recommended and the Board of Directors unanimously approved adoption of the Omnibus Equity Incentive Plan (the “2022 Plan” or the “Omnibus Equity Incentive Plan”). The Company’s 2016 Incentive Plan will remain in effect. All remaining shares available for issuance under the 2016 Incentive Plan have been granted, subject to possible forfeiture or cancellation of unvested awards outstanding under that plan.

The 2022 Plan authorizes similar forms of awards as the 2016 Incentive Plan and contains certain annual and other limits on awards, as described herein, but eliminates those references to and the specific limitations on “qualifying performance awards” included in the 2016 Incentive Plan that were designed to meet former requirements under Code Section 162 (m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The 2022 Plan, if adopted by the Company’s shareholders, will authorize the issuance of up to 1,300,000 shares of the Company’s Common or Class B Common Stock to designated officers, directors and employees (as such terms are defined in the 2022 Plan) as equity awards, subject to certain limits as described hereinafter.

The affirmative vote of a majority of the votes represented in person or by proxy and entitled to vote on this item will be required for approval of the plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker non-votes will not be considered entitled to vote on this item and will therefore not be counted in determining the number of votes necessary for approval.

The 2022 Plan includes the following features that are designed to protect the interests of our shareholders:

Administration by a Compensation Committee composed entirely of independent directors.

The number of shares available for grant will not automatically increase because of an “evergreen feature.”

Exercise prices of awards (if applicable) must be at least 100% of fair market value on the date of the award.

Option Awards may not be re-priced, including, specifically, by any action that has the effect of reducing the exercise price of such option.

There are annual fixed limits on the number of equity Awards:

The maximum number of options that may be granted to any one participant during any fiscal year is 150,000; the maximum number of shares of restricted stock that may be granted to any participant during any fiscal year is 330,000; the maximum number of shares of restricted stock that may be granted to any non-employee director in any one fiscal year is 20,000.

No material amendments may be made without the approval of shareholders.

Summary Description of the Omnibus Equity Incentive Plan.

Following is a brief description of certain key features of the Omnibus Equity Incentive Plan, the full text of which is attached as APPENDIX A. This Summary does not purport to be complete and is qualified in its entirety by reference to APPENDIX A. If the Omnibus Equity Incentive Plan is approved by the Company’s shareholders, we intend to promptly file a registration statement on Form S-8 under the Securities Act of 1933, as amended, registering the shares available for issuance under the 2022 Plan.

General. The Omnibus Equity Incentive Plan provides for various types of awards denominated in shares of the Company’s common stock (for these purposes, Common Stock and or Class B Common Stock) to employees, officers, directors and agents of the company and its participating subsidiaries. The primary purposes of the Omnibus Equity Incentive Plan are to attract and retain such persons by providing competitive compensation opportunities, to provide incentives for those who contribute to the long-term performance of the Company, and to align employee and director interests with those of our shareholders.

Administration. The Omnibus Equity Incentive Plan is administered by the Compensation Committee of the Board. All members of the Committee must satisfy the requirements for independence of the Securities Exchange Act rule 16b-3.

The Compensation Committee has the authority to administer and interpret the Omnibus Equity Incentive Plan, to determine the employees to whom awards will be granted under the plan and, subject to the terms and limitations of the plan, the type and size of each award, the terms and conditions for vesting, cancellation and forfeiture of awards and the other features applicable to each award or type of award. Included within this authority is the broad discretionary authority to administer and interpret each annual incentive plan adopted by the Company pursuant to the Omnibus Equity Incentive Plan.

The Committee may:

•accelerate or defer the vesting or payment of awards;

•cancel or modify outstanding awards;

•waive any conditions or restrictions imposed with respect to awards or the stock issued pursuant to awards;

•and make any and all other determinations that it deems appropriate, subject to the express limitations imposed by the Omnibus Equity Incentive Plan, including minimum vesting requirements, prohibitions against re-pricing, and provisions designed to maintain compliance with the requirements of Sections 422 (for incentive stock options) and 409 A of the Internal Revenue Code, as well as other applicable laws and stock exchange rules.

The Committee may delegate some or all of its authority over administration of the Omnibus Equity Incentive Plan to one or more officers and directors except as otherwise prohibited by applicable rule or regulation.

Eligibility. All “employees” of the Company-within the SEC’s broad definition set forth in the instructions to the Form S-8 registration statement, which includes employees, officers, directors and (subject to certain restrictions) consultants and advisors to the Company- are eligible to receive awards under the Omnibus Equity Incentive Plan. Participation is discretionary- awards are subject to approval of the Compensation Committee.

Shares Subject to the Plan. The maximum number of shares of Common Stock and Class B Common Stock that may be issued as awards pursuant to the Omnibus Equity Incentive Plan is 1,300,000.

The maximum number of shares of that may be issued will not be affected by the payment in cash of dividends or dividend equivalents in connection with outstanding awards, the granting or payment of stock-denominated awards that by their terms may be settled only in cash, or awards that are granted through the assumption of, or in substitution for outstanding awards previously granted to individuals who have become employees as a result of a merger, consolidation, or acquisition or other corporate transaction involving the Company or a subsidiary. Additionally, shares used by a participant to exercise an option and shares withheld by the Company to cover the withholding tax liability associated with the exercise or vesting of an award are not counted toward the maximum number of shares that may be issued and will not reduce the number of shares that will be available for future awards.

Shares of Common Stock and Class B Common Stock issued in connection with awards under the Omnibus Equity Incentive Plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both. If an award is forfeited, canceled, terminated or expires prior to the issuance of shares, the shares subject to the award will be available for future grants. Shares subject to outstanding awards granted under other plans shall not be subject to future issuance under the Omnibus Equity Incentive Plan, if such awards are forfeited, cancelled, terminated or expire prior to the issuance of such shares.

Limit on Awards. The aggregate number of shares of Common Stock and or Class B Common Stock subject to awards of restricted stock that may be granted to any one participant during any fiscal year of the Company may not exceed 330,000, and the maximum number of shares subject to awards of stock options that may be granted to any one participant during any fiscal year may not exceed 150,000. The maximum number of shares of restricted stock that may be granted to any one non-employee director in any fiscal year may not exceed 20,000.

Proportional exercise For Common Stock and Class B Common Stock. All awards granted under the Omnibus Equity Incentive Plan shall be denominated and documented with reference to the number of shares of Common Stock subject to such award; provided, however, that any participant who owns shares of the Company’s Class B Common Stock shall be entitled to elect, on the election date applicable to the award to receive a portion of such award in shares of Class B Common Stock in an amount no greater than the proportion of Class B Common Stock then held by such participant.

Types of Awards. The following types of awards may be granted under the Omnibus Equity Incentive Plan. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to such limitations as are provided in the Omnibus Equity Incentive Plan. The number of shares subject to any award is also determined by the Compensation Committee in its discretion. At the discretion of the Compensation Committee, awards may be made subject to or may vest on an accelerated basis upon the achievement of performance criteria, which may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries and may be based upon the attainment of criteria as may be determined by the Committee.

Restricted Stock. A restricted stock award is an award of outstanding shares of Common Stock or Class B Common Stock that does not vest until after a specified period of time, or upon the satisfaction of other vesting conditions as determined by the compensation Committee and which may be forfeited if conditions to vesting are not met. Participants generally are entitled to receive dividends (if any) during the vesting period and are also generally entitled to vote the shares underlying the award.

Non-Qualified Stock Options. An award of a non-qualified stock option under the Omnibus Equity Incentive Plan grants a participant the right to purchase a certain number of shares of Common Stock and or Class B Common stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the fair market value of the Common Stock on the grant date. The exercise price may be paid by any of the means described below under “Payment of Exercise Price.” A non-qualified stock option is one that does not qualify under Section 422 of the Code.

Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of fair market value on the date of grant, a term of no more than 10 years, and that the option be granted from a plan that has been approved by shareholders. Additional requirements apply to an incentive stock option granted to a participant who beneficially owns stock representing more than 10% of the total voting power of all outstanding stock of the Company on the date of grant. If certain holding period requirements are met and there is no disqualifying disposition of the shares, the participant will be entitled to receive capital gain rather than ordinary income treatment under the Code with respect to any gain related to the exercise of the option.

Payment of the Exercise Price. Payment of the exercise price of any option (or other award, if such award requires payment of an exercise price) granted under the Omnibus Equity Incentive Plan may be made in cash or, if permitted by the Compensation Committee, by tendering shares of Common Stock and or Class B Common Stock owned by the participant and acquired at least six (six) months prior to exercise, having a fair market value equal to the exercise price, by a combination of cash and shares or by authorizing the sale of shares otherwise issuable upon exercise, with the sale proceeds applied towards the exercise price. Additionally, the Committee may provide that stock options can be net exercised- that is by issuing shares having a value approximately equal to the difference between the aggregate value of the shares as to which the awards being exercised and the aggregate exercise price for such number of shares.

Stock Unit. A stock unit is an award denominated in shares of Common Stock or Class B Common Stock that may be settled ether in shares and or cash subject to terms and conditions determined by the Compensation Committee.

Stock Payment. Subject to limits on individual and aggregate awards as described above, the Compensation Committee may issue unrestricted shares of Common Stock and or Class B Common Stock under the Omnibus Equity Incentive Plan, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Compensation Committee may determine. A stock payment may be granted as, or in payment of a bonus or to provide incentives or recognize special achievements or contributions.

Prohibition Against Re-Pricing. The Omnibus Equity Incentive Plan prohibits any adjustment to an award of options that would constitute a re-pricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of awards, and defined, for these purposes, as any action that would have the effect of reducing the exercise price of an option.

Additional Forfeiture Provisions. Awards granted under the Omnibus Equity Incentive Plan may be made subject to forfeiture if, after a termination of employment, the Participant engages in certain activities that breach an obligation or duty of the Participant to the Company, or that are materially injurious to or in competition with the Company.

Deferrals. The Compensation Committee may postpone the exercise of awards, or the issuance or delivery of shares or cash pursuant to any award for such periods and upon such terms and conditions as the Compensation Committee determines, but not in contravention of Section 409A of the Code.

Annual Incentive Plans. In accordance with past practice, and subject to the express terms and conditions of the Omnibus Equity Incentive Plan, the Company may continue to establish annual incentive plans that provide for cash and equity awards to eligible employees selected by the Committee. Awards under such annual plans may be based on achievement of performance criteria and formulas set by the Committee and evaluated in light of individual goals and achievements. The Committee retains broad discretion to interpret the goals and attainment of the performance metrics expressed by such goals, including the discretion to increase or decrease awards. A description of the annual plan adopted for 2022 is set forth under “Incentive Compensation Applicable to 2022.”

Individual Awards. Subject to relevant plan limitations, awards may be made outside of the terms of any annual incentive plan to participants selected by the Compensation Committee from among the Company’s eligible participants.

New Plan Benefits Under the Omnibus Equity Incentive Plan. Future benefits under the Omnibus Equity Incentive Plan are not currently determinable. The amounts and terms of any future awards, as well as the participants to which such awards may be made, depend on discretionary decisions of the Compensation Committee. While the Committee expects that shares which ultimately may become issuable for 2022 (under the annual incentive plan described herein at “Incentive Compensation Applicable to 2022”) will be granted as restricted stock awards, whether such awards will be granted, and the number of shares to be issued pursuant to such awards that are granted cannot be known until the Committee evaluates whether and to what extent any related performance criteria and goals have been met.

Additionally, the Committee anticipates reviewing awards issued under the annual plan for 2021 to determine whether and to what extent additional awards should be granted to participants under that plan in acknowledgement of the participants’ and the Company’s performance responding to the challenges of 2021. Additional awards in the aggregate amounting to 78,957 restricted shares may be considered based upon share availability under the Company's 2016 Incentive Compensation Plan as a result of forfeited awards.

The following table provides information as of March 12, 2022, with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance

.

2016 Incentive Compensation Plan	(a) Number of securities to be issued upon exercise of any outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)
Equity Compensation Plan Approved by Security Holders	281,320 [1]	4.35[2]	1,008

[1] Includes the options to purchase 151,000 shares of Common Stock under our 2016 Incentive Compensation Plan and 130,320 Performance Units issued under the 2016 Incentive Compensation Plan, each unit being equivalent to one share of Common Stock. Does not includes shares of Common Stock issued but not vested pursuant to outstanding restricted stock awards.
[2] Includes the aggregate weighted-average of (i) the exercise price per share for outstanding options to purchase 151,000 shares of Common Stock under our 2016 Incentive Compensation Plan and (ii) the price per share of the Common Stock on the grant date for each of 130,320 Performance Units issued under the 2016 Incentive Compensation Plan (each unit equivalent to one share of Common Stock).

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under recent amendments to the Securities Exchange Act of 1934, our stockholders may cast an advisory vote on the compensation of our Named Executive Officers, as described in this proxy statement.
Our executive compensation programs are designed to attract, motivate and retain our Named Executive Officers, who are critical to our success. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal 2021 compensation of our Named Executive Officers.
We are asking our Shareholders to indicate their approval of our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation.
We recommend that stockholders vote, on an advisory basis, “FOR” the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables and related narrative executive compensation disclosure in this proxy statement.”
The above resolution will be deemed to be approved if it receives the affirmative vote of a majority of the total votes cast on Proposal Three at the annual meeting. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote. As this vote is an advisory vote, the outcome is not binding on us with respect to future executive compensation decisions, including those relating to our Named Executive Officers. Our Board of Directors and our Compensation Committee, however, value the opinions of our stockholders, and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will consider our stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.
    The Board of Directors recommends that the Company’s shareholders vote FOR the approval of Proposal Three.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2021
Subject to ratification of its decision by the Company’s shareholders, the Company has selected the firm of Dixon Hughes Goodman LLP to serve as its independent registered public accountants for its 2022 fiscal year. A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.
The Board of Directors recommends that the Company’s shareholders vote FOR Proposal Four.
    In the event that the Company’s shareholders do not ratify the selection of Dixon Hughes Goodman LLP as independent registered public accountants for fiscal 2022, the Board of Directors will consider other alternatives, including appointment of another firm to serve as independent registered public accountants for fiscal 2022.

AUDIT FEES DISCUSSION

The following table sets forth the fees paid to Dixon Hughes Goodman LLP for services provided during fiscal year 2020 and 2021:

	2021	2020
Audit fees paid to Dixon Hughes Goodman LLP (1)	$849,364	$603,642
Tax fees (2)	$7,800	$1,450
All other fees (3)		$10,000
Total Audit Fees	$857,164	$615,092

1.    Represents fees for professional services paid to Dixon Hughes Goodman LLP provided in connection with the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, review of other SEC filings and technical accounting issues during 2020 and 2021.
2.    Represents fees for tax compliance and tax planning services.
3.    Represents fees related to the S-8 Registration Statement filing.

It is the policy of the Audit Committee to pre-approve all services provided by its independent registered public accountants. In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to pre-approve any services that the Committee, as a whole, could approve. None of the fees were approved by the Audit Committee pursuant to the de minimis exception of Reg. S-X T Rule 2-01(c)(7)(i)(C).

SHAREHOLDER PROPOSALS
FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

In the event any shareholder wishes to present a proposal at the 2023 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 12, 2022, to be considered for inclusion in the Company's proxy materials. All shareholder proposals should be addressed to the Company at its principal executive offices, P.O. Box 2007, Dalton, Georgia 30722-2007, Attention: Corporate Secretary, and must comply with the rules and regulations of the Securities and Exchange Commission.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Corporate Secretary at the Company’s corporate headquarters, P.O. Box 2007, Dalton, Georgia 30722-2007.
ADDITIONAL INFORMATION
The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company’s directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.

The Dixie Group, Inc.

Daniel K. Frierson
Chairman of the Board
Dated: March 30, 2022

ANNEX A

DIXIE GROUP, INC.

OMNIBUS EQUITY INCENTIVE PLAN

DIXIE GROUP, INC.

Omnibus Equity Incentive Plan

1.Purpose. The primary purposes of the Omnibus Equity Incentive Plan are to attract, retain and motivate employees, officers, agents or other eligible plan participants, including non-employee directors of the Company, and to compensate them for their contributions to the growth and profits of the Company.

2.Definitions. Except as otherwise provided in an applicable Award Document, the following capitalized terms shall have the meanings indicated below for purposes of the Plan and any Award:

“Administrator” means the Compensation/Nominations and Corporate Governance Committee or any subcommittee or individual appointed by the Committee to administer the Plan.

“Award” means any Award of Restricted Stock, Stock Units, Performance Units, Options, Cash or Other Awards (or any combination thereof) made under and pursuant to the terms of the Plan.

“Award Date” means the date specified in a Participant’s Award Document as the grant date of the Award.

“Award Document” means a written document (including in electronic form) that sets forth the terms and conditions of an Award. Award Documents shall be authorized in accordance with Section 11(c).

“Board” means the Board of Directors of The Dixie Group, Inc.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance thereunder.

“Committee” means the Compensation/Nominations and Corporate Governance Committee of the Board, any successor committee thereto or any other committee of the Board appointed by the Board to administer the Plan or to have authority with respect to the Plan, or any subcommittee appointed by such Committee.

“Company” means The Dixie Group, Inc. and all of its Subsidiaries.

“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

“Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

“Incentive Stock Option” or “ISO” means an Option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Document.

“Option” or “Stock Option” means a right, granted to a Participant pursuant to Section 9, to purchase Shares of The Dixie Group, Inc. common stock (Common Stock and Class B Common Stock).

“Other Award” means any other form of Award authorized under Section 12.

“Participant” means an individual to whom an Award has been made.

“Plan” means the Dixie Group, Inc. Omnibus Equity Incentive Plan, as amended from time to time in accordance with Section 14(e).

“Restricted Stock” means Shares granted or sold to a participant pursuant to Section 7.

“Section 409A” means Section 409A of the Code.

“Shares” means shares of Stock.

“Stock” means the Common Stock, Par Value $3.00 per share, of The Dixie Group, Inc., and, where permitted under the Plan, the Class B Common Stock, $3.00 Par Value per share of The Dixie Group, Inc.

“Stock Unit” means a right, granted to a Participant pursuant to Section 8, redeemable in shares or cash, as authorized by the Committee.

“Subsidiary” means (i) a corporation or other entity with respect to which the Dixie Group, Inc. directly or indirectly, has the power, whether through the ownership of securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or any other corporation or other entity in which the Dixie Group, Inc. directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

3.    Effective Date.

(a)    Effective Date. The Plan shall become effective upon its adoption by the Board, subject to its approval by The Dixie Group Inc.’s stockholders. Prior to such stockholder approval and subject to applicable regulatory limitations, the Committee may grant Awards conditioned on stockholder approval, but no shares may be issued or delivered pursuant to any such Award until The Dixie Group, Inc.’s stockholders have approved the Plan. If such stockholder approval is not obtained the Plan and any awards made thereunder shall terminate ab initio and be of no further force and effect.

(b)    Term of Plan. No awards may be made after May 4, 2032.

4.    Stock Subject to Plan.

(a)     Overall Plan Limit. The total number of Shares that may be delivered pursuant to Awards shall be 1,300,000 as calculated pursuant to Section 4(c). the number of Shares available for delivery under the Plan shall be adjusted as provided in Section 4(b). Shares delivered under the Plan may be authorized but unissued shares or treasury shares that the Company acquires in the open market, in private transactions or otherwise.

(b)    Adjustments for Certain Transactions. In the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend or distribution, split-up, spin-off, combination, reclassification or exchange of shares, warrants or rights or other change in corporate structure or any other event that affects the Company’s capitalization, the Committee shall have the authority to equitably adjust (i) the number and kind of Shares authorized for delivery under the Plan, including the maximum number of shares available for Awards and Options as provided in Section 4(d), the maximum number of Incentive Options as provided in Section 4(e) and (ii) the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award. The Committee shall make all such adjustments, and its determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless the Committee determines otherwise, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

(c)    Calculation of Shares Available for Delivery. In calculating the number of Shares that remain available for delivery pursuant to Awards at any time, the following rules shall apply (subject to the limitation in Section 4(e)):

(1) the number of Shares available for delivery shall be reduced by the number of shares subject to an Award and, in the case of an Award that is not denominated in Shares, the number of Shares actually delivered upon payment or settlement of the Award.

(2) the number of Shares tendered (by actual delivery or attestation) or withheld from an Award to pay the exercise price of the Award or to satisfy any tax withholding obligation or liability of a Participant shall be added back to the number of Shares available for delivery pursuant to Awards.

(3) the number of Shares in respect of any portion of an Award that is canceled or that expires without having been paid or settled by the Company shall be added back to the number of Shares available for delivery pursuant to clause (1).
(4) If an Award is settled or paid by the Company in whole or in part through the delivery of consideration other than Shares, or by delivery of fewer that the full number of Shares that was counted against the Shares available for delivery pursuant to clause (1), there shall be added back to the number of shares available for delivery pursuant to Awards the excess of the number of Shares that had been so counted over the number of shares (if any) actually delivered upon payment or settlement of the Award.

(d)    Individual Limit on Options. The maximum number of Shares that may be subject to Options granted to a Participant in any fiscal year shall be 150,000 Shares.

(e)     ISO Limit. In calculating the number of Shares that remain available for Awards of Incentive Stock Options, the rules set out in Section 4(c) shall not apply to the extent not permitted by Section 422 of the Code.

5.    Administration.

(a)    Committee Authority Generally. The Committee shall administer the Plan and shall have full power and authority to make all determinations under the Plan, subject to the express provisions hereof, including, without limitation: (i) to select participants from among the Eligible Individuals; (ii) to make Awards; (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; to establish the terms and conditions of each

Award, including, without limitation, those related to vesting, cancellation, payment, exercisability, and the effect, if any, of certain events on a Participant’s Awards, such as the Participant’s termination of employment with the Company; (v) to specify and approve the provisions of the Award Documents; (vi) to construe and interpret any Award Document; (vii) to prescribe, amend and rescind rules and procedures relating to the Plan; (viii) to make all determinations necessary or advisable in administering the Plan and Awards, including, without limitation, determinations as to whether (and if so as of what date) a Participant has commenced, or has experienced a termination of, employment; provided, however, that to the extent full or partial payment of any Award that constitutes a deferral of compensation subject to Section 409A is made upon or as a result of a participant’s termination of employment, the Participant will be considered to have a termination of employment if, and only if, the participant has experienced a separation of service for purposes of Section 409A; (ix) to vary the terms of Awards to take account of securities law and other legal or regulatory requirements of jurisdictions in which Participants work or reside or to procure favorable tax treatment for participants; and (x) to formulate procedures necessary or advisable for the administration of the Plan.

(b)    Authority to Construe and Interpret. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c)    Committee Discretion. All of the Committee’s determinations in carrying out, administering, construing, and interpreting the Plan shall be made or taken in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons. The Committee’s determinations need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Documents, as to persons receiving Awards under the Plan, and the terms and provisions of Awards under the Plan

(d)    No Liability. Subject to applicable law: (i) no member of the Committee or any Administrator shall be liable for anything whatsoever in connection with the exercise of authority under the Plan or the administration of the Plan except such person’s own willful misconduct; (ii) under no circumstances shall any member of the Committee or any Administrator be liable for any act or omission of any other member of the Committee or an Administrator; and (iii) in the performance of its functions with respect to the Plan, the Committee and any Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in good faith reliance upon any such advice.

6.    Eligibility. All “employees” of the Company- within the SEC’s broad definition set forth in the instructions to the Form S-8 registration statement, which includes, employees, officers, directors and (subject to certain restrictions) consultants and advisors to the Company- are eligible to receive Awards under the Plan. Participation is discretionary- Awards are subject to approval by the Committee.

7.    Restricted Stock. An Award of Restricted Stock shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under certain circumstances.

8.    Stock Units. A stock Unit is an Award denominated in Shares that may be settled either in Shares and or in cash, or partly in cash and partly in Shares subject to terms and conditions determined by the Compensation Committee.

9.    Options.

(a)    Options Generally. An Award of Options shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all Options awarded under the Plan, except that the exercise price of an option shall not be less than 100% of the Fair market Value of one share on the Award Date (110% in the case of a 10% Shareholder). Upon satisfaction of the conditions to exercisability of the Award, a Participant shall be entitled to exercise the Options included in the Award and to have delivered, upon the Company’s receipt of payment of the exercise price and completion of any other conditions or procedures specified by the Company, the number of shares in respect of which the Options shall have been exercised. Options may be either nonqualified stock options or Incentive Stock Options. Options and the Shares acquired upon exercise may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

(b)    Prohibition on Repricing. Anything in the Plan to the contrary notwithstanding, the committee may not reprice any Option. “Reprice” means any action that would have the effect of reducing the exercise price of such Option.

(c)    Payment of Exercise Price. Subject to the provisions of the Applicable Award Document and to the extent authorized by the Company from time to time, the exercise price of an Option may be paid in cash, by actual delivery of Shares already owned by the person exercising the Option, or by such other means as the Company may authorize.

(d)     Maximum Term on Options. No Incentive Stock Option shall have an expiration date that is later than the tenth anniversary of the Award Date thereof.

10.    Certain Restrictions.

(a)    Stockholder Rights. Except as otherwise provided in Section 4(b) or 12(b), no adjustments shall be made for dividends or distributions on, or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered. Except for the risk of cancellation and the restrictions on transfer that may apply to certain Shares (including restrictions relating to any dividends or other rights) or as otherwise set forth in the applicable Award Document, the Participant shall be the beneficial owner of any Shares delivered to the Participant in connection with an Award and, upon such delivery shall be entitled to all rights of ownership, including, without limitation, the right to vote the Shares and to receive cash dividends or other dividends (whether in Shares, other securities or other property) thereon.

(b)    Transferability. No Award granted under the Plan shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution; provided that, except with respect to Incentive Stock Options, the Committee may permit transfers on such terms and conditions as it shall determine. During the lifetime of a Participant to whom Incentive Stock Options were awarded, such Incentive Stock Options shall be exercisable only by the Participant.

11.    General Terms and Provisions.

(a)    Awards in General. Awards may be granted as an award of cash, as Shares, as Restricted Stock, as a Performance Award, as Options or as Stock Units. Awards may be granted independent of other Awards. The grant, vesting or payment of an Award may, among other things, be conditioned on the attainment of performance objectives as established by the Committee.

(b)    Dividends and Distributions. If the Company pays any dividend or makes any distribution to holders of Stock the Committee may in its discretion authorize payments) which may be in cash, Stock (including Restricted Stock) or Stock Units or a combination thereof) with respect to the Shares corresponding to an Award, or may authorize appropriate adjustments to outstanding Awards, to reflect such dividend or distribution. The Committee may make any such payments subject to vesting, deferral, restrictions on transfer or other conditions. Any determination by the Committee will be part of the terms and conditions of the Award.

(c)    Award Documentation and Award Terms. The terms and conditions of an Award shall be set forth in an Award Document authorized by the Committee. The Award Document shall include any vesting, exercisability, payment, and other restrictions applicable to an Award (which may include, without limitation, the effects of termination of employment, cancellation of the Award under certain circumstances, restrictions on transfer or provision for mandatory resale to the Company).

(d)    Proportional Exercise for Common Stock and Class B Common Stock. All awards granted under the Plan shall be documented with reference to the number of shares of Common Stock subject to such Award; provided, however, that any participant who already owns shares of Class B Common Stock shall be entitled to elect to receive shares of both Common Stock and Class B Common stock with respect to such Award, with the maximum number of shares of Class B Common Stock that the Participant may elect to receive being limited to a number that will not increase the ratio of the number of shares of Class B common Stock held by the Participant to the total number of shares of Common Stock and Class B Common Stock held by such participant on the Election Date. For any Award which is an ISO or non-qualified Stock Option (or portion thereof, in the case of Options which vest over time), the Election Date shall be the date on which such Award (or any applicable portion of such Award) is exercised, unless the Participant chooses to express such election on the date of grant. For any Award of Restricted Stock, the Election Date shall be the date on which the Award is granted. Any Participant who holds shares of Class B Common stock and fails to make the applicable election will only receive shares of Common Stock with respect to such Award. References to Common Stock shall where applicable be deemed to include Class B Common Stock, unless otherwise indicated.

(e)    Voting. Participants shall have the right to vote shares of Common Stock and Class B Common stock allocated to an Award of Restricted Stock.

12.    Representation; Compliance with Law. The Committee may condition the grant, exercise, settlement or retention of any Award on the Participant making any representations required in the applicable Award Document. Each Award shall also be conditioned upon the making of any filings and the receipt of any consents or authorizations required to comply with, or required to be obtained under, applicable law.

13.    Miscellaneous Provisions.

(a)    Satisfaction of Obligations. As a condition to the making or retention of any Award, the vesting, exercise or payment of any Award or the lapse of any restrictions pertaining thereto, The Dixie Group, Inc. may require a Participant to pay such sum to the Company as may be necessary to discharge the Company’s obligations with respect to any taxes, assessments or other governmental charges (including FICA and other social security or similar tax) imposed on property or income received by a Participant pursuant to the Award or to satisfy any obligation that the Participant owes to the Company. In accordance with rules and procedures authorized by The Dixie Group, Inc., (i) such payment may be in the form of cash or other property, including the tender of previously owned Shares, and (ii) in satisfaction of such taxes, assessments or other governmental charges or, exclusively in the case of an Award that does not constitute a deferral of compensation subject to Section 409A, of other obligations that a Participant owes to the Company, The Dixie Group, Inc. may make available for delivery a lesser number of Shares in payment or settlement of an Award, may withhold from any payment or distribution of an Award or may enter into any other suitable arrangements to satisfy such withholding or other obligation. To the extent an Award constitutes a deferral of compensation subject to Section 409A, the Company may not offset from the payment of such Award amounts that a Participant owes to the Company with respect to any such other obligation except to the extent such offset is not prohibited by Section 409A and would not cause a Participant to recognize income for United States federal income tax purposes prior to the time of payment of the Award or to incur interest or additional tax under Section 409A

(b)    No Right to Continued Employment. Neither the Plan nor any Award shall give rise to any right on the part of any Participant to continue in the employ of the Company.

(c)    Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(d)    Governing Law. The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Tennessee, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

(e)    Amendments and Termination. The Board or Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time and may modify or amend the terms and conditions of any outstanding Award (including by amending or supplementing the relevant Award Document at any time); provided, however, that no such modification, amendment, suspension or termination shall, without a Participant’s consent, materially adversely affect that Participant’s rights with respect to any Award previously made; and provided, further, that the Committee shall have the right at any time, without a Participant’s consent and whether or not the Participant’s rights are materially adversely affected thereby, to amend or modify the Plan or any Award under the Plan in any manner that the Committee considers necessary or advisable to comply with any law, regulation, ruling, judicial decision, accounting standards, regulatory guidance or other legal requirement. Notwithstanding the preceding sentence, neither the Board nor the Committee may accelerate the payment or settlement of any Award, including, without limitation, any Award subject to a prior deferral election, that constitutes a deferral of compensation for purposes of Section 409A except to the extent such acceleration would not result in the Participant incurring interest or additional tax under Section 409A.

THE DIXIE GROUP

VOTE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card — Class A Common Stock

T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold
01 - William F. Blue, Jr.	☐	☐
02 - Charles E. Brock	☐	☐
03 - Daniel K. Frierson	☐	☐
04 - D. Kennedy Frierson, Jr.	☐	☐
05 - Lowry F. Kline	☐	☐
06 - Hilda S. Murray	☐	☐
07 - Michael L. Owens	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Materials and Annual Report to Shareholders furnished therewith. NOTE: Signature should agree with name on stock certificate as printed thereon. When signing in a representative capacity, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03LA5B

T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T

Proxy — The Dixie Group, Inc.

ANNUAL MEETING OF SHAREHOLDERS

May 4, 2022

The undersigned hereby appoints Daniel K. Frierson, Lowry F. Kline and Michael L. Owens, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Corporate offices, Dalton, Georgia, at 8:00 A.M., Eastern Time, on May 4, 2022, and any adjournment or adjournments thereof, as stated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF:

PROPOSAL 1 – FOR THE ELECTION OF ALL OF THE BOARD OF DIRECTORS' NOMINEES.

PROPOSAL 2 – TO APPROVE ADOPTION OF THE OMNIBUS EQUITY INCENTIVE PLAN.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.

C Non-Voting Items

Change of Address — Please print new address below.